Exhibit 5.1

NORTH POINT  •  901 LAKESIDE AVENUE  •   CLEVELAND, OHIO   44114.1190

TELEPHONE: +1.216.586.3939  •   FACSIMILE: +1.216.579.0212

December 8, 2014

MPLX LP

200 E. Hardin Street

Findlay, Ohio 45840

Re: 3,450,000 Common Units representing limited partner interests in MPLX LP

Ladies and Gentlemen:

We have acted as counsel for MPLX LP, a Delaware limited partnership (the “Partnership”), in connection with the issuance and sale of 3,450,000 common units (the “Common Units”) representing limited partner interests in the Partnership, pursuant to an Underwriting Agreement, dated as of December 3, 2014 (the “Underwriting Agreement”), among the Partnership, MPLX GP LLC, a Delaware limited liability company and the general partner of the Partnership, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named in Schedule A thereto.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Common Units, upon their issuance and sale in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, except as such nonassessability may be limited by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULP Act”) or within the First Amended and Restated Agreement of Limited Partnership of the Partnership.

The opinions expressed herein are limited to the DRULP Act and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Partnership and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-200621) (the “Registration Statement”), filed by the Partnership to effect the registration of the Common Units under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day